Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-Q of CoreLogic, Inc. (the “Company”) for the period ended June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anand Nallathambi, President, Chief Executive Officer and Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934, as amended; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

By: /s/ Anand Nallathambi
Anand Nallathambi
President and Chief Executive Officer
(Principal Executive Officer)
Date:	July 24, 2012

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. §1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.